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EXHIBIT 23.3

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

March 10, 2008

Venoco, Inc.
370 17th Street
Suite 3900
Denver, Colorado 80202

Ladies and Gentlemen:

        We hereby consent to the use of the name DeGolyer and MacNaughton; to the inclusion of information from our "Appraisal Report as of December 31, 2007 on Certain Properties owned by Venoco, Inc.", and "Appraisal Report as of December 31, 2006 on Certain Properties owned by Venoco, Inc. Executive Summary" (Our Reports) in the sections "Business and Properties," "Description of Properties," "Oil and Natural Gas Reserves," and "Supplemental Information on Oil and Natural Gas Exploration, Development and Production Activities (Unaudited)" in the Annual Report on Form 10-K of Venoco, Inc. We also consent to the incorporation by reference of information from our Reports in the Registration Statements on Form S-3 (No. 333-143254) and Form S-8 (No. 333-144179).

                      Very truly yours,

                      /s/ DEGOLYER AND MACNAUGHTON

                      DEGOLYER AND MACNAUGHTON

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  EXHIBIT 23.3